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                              UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549


                      _____________________________


                               FORM 8-K

                             CURRENT REPORT
                   PURSUANT TO SECTION 13 or 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 29, 1997





                             THE DIXIE GROUP, INC.
            (Exact Name of Registrant as specified in its Charter)





      Tennessee                        0-2585               62-0183370
(State or other jurisdiction      (Commission File       (I.R.S. Employer
  of incorporation)                    Number)          Identification No.)





            1100 SOUTH WATKINS STREET, CHATTANOOGA, TN  37404
        (Address of principal executive offices)       (ZIP Code)




    Registrant's telephone number, including area code (423) 698-2501






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Item 5.   Other Events.

On August 29, 1997, the Company and its wholly owned subsidiary Bretlin, Inc. ("Bretlin") entered into an Asset Purchase Agreement with Foamex L.P. ("FLP") and General Felt Industries, Inc., a Delaware corporation and a wholly owned subsidiary of FLP ("GFI"). Under the terms of the Asset Purchase Agreement, Bretlin will purchase GFI's Dalton, Georgia-based business, which manufactures needlepunch and tufted carpeting and artificial turf products for the retail and home center markets.

The purchase price for the transaction will be approximately $33 million, plus the value of inventory, subject to adjustment. The closing of the transactions under the Asset Purchase Agreement is subject to customary conditions, including the expiration or early termination of the applicable waiting period for the required premerger filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.


Item 7.   Financial Statements and Exhibits.

    (c)  Exhibits.

         (1)  Listing of Exhibits Incorporated by Reference:

              None.

         (2)  Listing of Exhibits filed with this Report:

              (2) Asset Purchase Agreement dated as of August 29, 1997 among The Dixie Group, Inc., Bretlin, Inc., Foamex L.P. and General Felt Industries, Inc.






















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                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.




                                   THE DIXIE GROUP, INC.
                                 _________________________

                                    (Registrant)






                                 By:/s/GLENN A. BERRY
                                    ______________________

                                       Glenn A. Berry
                                       Executive Vice President and
                                       Chief Financial Officer






                                 By:/s/D. EUGENE LASATER
                                    ______________________

                                       D. Eugene Lasater
                                       Controller



                                 Date:  September 12, 1997
                                      ____________________






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                             THE DIXIE GROUP, INC.
                          CURRENT REPORT ON FORM 8-K
                                 EXHIBIT INDEX


Exhibit No.         Description
(2)                 Asset Purchase Agreement dated as of August 29, 1997 among
                    The Dixie Group, Inc., Bretlin, Inc., Foamex L. P., and
                    General Felt Industries, Inc.